UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda
(Address of principal executive offices including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Perpetual Non-Cumulative Preference Share, Series E, Par Value $1.00 Per Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-220885

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Depositary Shares (the “Depositary Shares”), each representing a 1/1,000th interest in a 7.00% perpetual non-cumulative preference share, Series E, par value $1.00 per share and liquidation preference $25,000 per share (the “Preference Shares”), of Enstar Group Limited (the “Registrant”). The descriptions of the terms of the Depositary Shares and the underlying Preference Shares of the Registrant are incorporated herein by reference to the Registrant’s Prospectus (including the Prospectus Supplement thereto) relating to the offering of the Preference Shares, dated November 14, 2018, which Prospectus forms a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-220885) filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2017. Reference is made specifically to the section in the Prospectus captioned “Description of Share Capital” and to the sections in the Prospectus Supplement captioned “Description of the Depositary Shares” and “Description of Preference Shares.”

Item 2. Exhibits

Exhibit No.	Description

3.1	Memorandum of Association of Enstar Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K/A filed on May 2, 2011).

3.2	Fourth Amended and Restated Bye-Laws of Enstar Group Limited (incorporated by reference to Exhibit 3.2(b) of the Company’s Form 10-Q filed on August 11, 2014).

4.1
Certificate of Designations of 7.00% perpetual non-cumulative preference shares, Series E (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 21, 2018).

4.2
Form of Share Certificate evidencing 7.00% perpetual non-cumulative preference share, Series E (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 21, 2018).

4.3
Deposit Agreement, dated November 21, 2018 between the Company, American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 21, 2018).

4.4	Form of depositary receipt (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on November 21, 2018).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENSTAR GROUP LIMITED

Date: November 21, 2018	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer